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EXHIBIT B:   OTHER SUBSIDIARY COMPANIES OF POWERGEN GROUP
             HOLDINGS

     Powergen Group Holdings ("PGGH") has two direct subsidiaries: (1) Powergen UK plc ("PGUK"), the intermediate holding company for Powergen's U.K. investments; and (2) Powergen International Holdings Ltd. ("PGIH"), the intermediate holding company for Powergen's non-U.S., non-U.K. investments. PGGH serves only as an intermediate holding company over Powergen's non-U.S. investments.

     PGGH indirectly owns, through PGUK, 100% of Ergon Insurance Ltd., a captive insurance company serving the insurance needs of certain companies within the PGGH group.

     PGGH indirectly owns, through PGUK, 100% of Powergen Energy Trading Ltd., which company undertakes trading of electricity, gas and oil in seven energy trading markets in the United Kingdom and Europe.

     PGGH indirectly owns, through PGUK, a 58.9% interest in Hams Hall Management Co. Ltd., which company maintains and sells plots of land on a former power station site, to ensure Powergen gets maximum value from these assets. There is no intention for the Hams Hall Management Company Ltd to buy, sell or maintain other property in this way.

     PGGH indirectly owns, through PGUK, 100% of Powergen Energy Solutions Ltd., which company provides energy-related services to the consumers of Powergen's electricity and gas. Powergen Energy Solutions links energy supply with tailored energy services products to provide a complete "solution" to each customer's energy needs.

     PGGH indirectly owns, through PGUK, Powergen (East Midlands) Investments, Powergen Energy plc, and Powergen Retail Gas Ltd., 100% of EME Industrial Shipping Ltd., which company is a gas transmission company. EME Industrial Shipping Ltd. transmits gas for Powergen Retail Gas Ltd., which company distributes gas at retail.

     PGGH indirectly owns, through PGUK, Powergen Gas Limited, which company operates PGUK's natural gas transmission pipelines in the U.K.
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     PGGH indirectly owns, through PGUK, 100% of Gen Net.Com, which company is an internet services provider.

     PGGH indirectly owns, through PGUK, 50% of Telecentric Solutions Ltd., which company provides internet sales and service.

     PGGH indirectly owns, through PGUK, 100% of Powergen Systems and Services Ltd., which company is an information technology services company.

     PGGH indirectly owns, through PGIH, 49.5% of Saale Energie Services GmbH, which company renders management, maintenance and consulting services to MIBRAG GmbH, the owner of the Mibrag mine, a fuel source for coal-fired electric generating units.

     PGGH indirectly owns, through PGIH, 100% of Powergen Projects Consultancy Ltd. (with Malaysian Branch), which company is a project manager for major construction projects in electric power generation.

     PGGH indirectly owns, through PGIH, 100% of Powergen (Malaysia) Sdn Bhd, which company is the regional headquarters of Powergen for electric generation projects. This company provides operational headquarter support service.

     In addition, PGGH indirectly owns, through either PGUK or PGIH, the following companies, which serve as either intermediate holding companies holding, or financing entities financing, PGGH's direct and indirect business interests (all of the following subsidiaries or affiliates are 100% owned, except where noted): Powergen (East Midlands) Investments (holding and financing company for Powergen Energy plc); Powergen (East Midlands) Loan Notes (financing company for Powergen Energy plc); Powergen (East Midlands) (formerly Powergen (East Midlands) Holdings) (financing company for Powergen Energy plc); East Midlands Electricity Gen (Non Fossil) Ltd (holding company for Biogas Generation
Ltd); Powergen Investments Ltd (holding and finance company for Powergen Renewables Holdings Ltd, a holding company and finance company for Powergen Renewables Ltd); 50% interest in Powergen Renewables Holdings Ltd (holding and finance company for Powergen Renewables Ltd); Powergen Finance Ltd (finance company for Ergon Nominees Ltd, finance and holding company for Kinesis Resource Managment Limited, a dormant company); Ergon Finance Ltd
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(finance company for Ergon Nominees Ltd, finance and holding company for Kinesis
Resource Managment Limited, a dormant company); Powergen Energy Solutions Ltd (energy management company in U.K. and holding company for DelComm Ltd, a dormant company); Ergon Nominees Ltd (holding company for Kinesis Resource Management Ltd, a dormant company, and Electricity Ltd, also a dormant company); Powergen International Limited (holding and financing company for Powergen Overseas Holdings Limited, Ergon Overseas Holdings Ltd, Inputrapid Ltd, Ergon Energy Ltd, Powergen Serang Ltd, and North Queensland Power Ltd, which companies serve as finance and/or holding companies of Powergen Holdings BV, a holding and finance company for sixteen direct subsidiaries, including subsidiary holding companies and finance companies); Powergen Overseas Holdings Limited (holding and finance company for Ergon Generation (Malaysia) Sdn Rhd, a dormant holding company); Visioncash (finance company for Powergen Holdings BV, a holding and finance company for sixteen direct subsidiaries, including subsidiary holding companies, finance companies, and other companies); Ergon Overseas Holdings Ltd (holds 84% of, and serves as finance company for, Powergen Holdings BV); Inputrapid Ltd (holds 16% of, and serves as finance company for, Powergen Holdings BV); Powergen Holdings BV (holding and finance company for sixteen direct subsidiaries, including subsidiary holding companies, finance companies, and other companies); Powergen Nederland BV (holding and finance company for MIBRAG BV, a holding and finance company for MIBRAG mbH, owner of a lignite mine in Germany, a source of coal for coal-fired electric generating units); 33% interest in MIBRAG BV (finance company for MIBRAG mbH); 33% interest in MIBRAG
IB GmbH (finance company for MIBRAG mbH); 33% interest in MIBRAG IV GmbH
(finance company for MIBRAG mbH); 33% interest in MIBRAG IVB GmbH (finance company for MIBRAG mbH); Powergen Australia Holdings BV (finance company for Yallourn Energy Pty Limited ("Yallourn")); Powergen Australia BV (finance company for Yallourn); Powergen Aus PTY Ltd (finance company for Yallourn);
49.5% interest in Auspower PTY Ltd (finance company for Yallourn); 49.5% interest in Mezzco PTY Ltd (financing partnership for Yallourn); Powergen India Ltd (holds 46.3% of the Gujarat Powergen Energy Corporation ("Gujarat"), with Powergen BV Holdings holding 41.7%; also serves as financing company for Gujarat); 50% interest in Saale Energie GmbH (financing company for Kraftwerk Schkopau GbR); 40% interest in PT Power Jawa Barat (developer of
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Serang project, a power station in Indonesia); 35% interest in BLCP Power
Limited (developer of Map Ta Phut project, a prospective power station in Thailand); Ergon Energy Ltd (holding and finance company for PT Jawa Power); 49.95% interest in LLPCo Holdings Ltd (holding and finance company for LLPCo PTY
Ltd); 49.95% interest in LLPCo PTY Ltd (manages Yallourn Investments, A Limited Partnership (LLP)); Kinesis Resource Limited (currently inactive; to be reactivated as a holding company for Yallourn Investments, A Limited Partnership
(LLP)); 49.95% interest in Yallourn Investments, A Limited Partnership (LLP) (financing partnership for Yallourn station); and 49.95% interest in Meerco PTY Ltd (finance company for Yallourn station); DR Group Holdings (holding and finance company for Corby Power Ltd); DR Corby Limited (holding and finance company for Corby Power Ltd); and East Midlands Electricity Generation (Corby) Ltd (holding and finance company for Corby Power Ltd).

     Finally, PGGH also indirectly owns the following companies which are either inactive (dormant) or not trading (all of the following subsidiaries or affiliates are 100% owned, except where noted): Central England Networks Ltd; Detailfine Ltd; Drakmarn O&M Ltd; Electricity Ltd; East Midlands Electricity Share Scheme Trustees Ltd; East Midlands Electricity Share Scheme Trustees
(ESOP) Ltd - Jersey; Ergon Pensions Trustee Ltd; Ergon Properties Ltd; First Energy (UK) Ltd; Fairhalf Ltd; Kinesis Resource Management Limited; Kinetica Ltd; Lincoln Green Energy Ltd; PowerGas Ltd; Powergen Leasing Ltd; Powergen Share Trustees Ltd; Power Technology Ltd; 50% interest in Telecentric Solutions Ltd; The Power Generation Company Ltd; Wavedriver Ltd; Coppice Insurance Co Ltd, Guernsey (in liquidation); East Midlands Electricity Gen (IPG) Ltd; Derek B Haigh Ltd; East Midlands Electricity Distribution Ltd; East Midlands Electricity Generation (Rugby) Ltd; East Midlands Pipelines Ltd; East Midlands Electricity Supply Ltd; East Midlands Telecommunications Ltd; EMCO Ltd; EME Employment Co Ltd; EME Employment Co (No. 2) Ltd; Furse Earthing and Lightning Protection Systems Ltd; Furse Specialist Contracting Ltd; Homepower Retail (EME) Ltd; J Smith (Southern) Ltd; M MacDonald & Co Ltd; Padfield and Howes Ltd; Ransome Properties Ltd; SGB (Steeplejacks) Ltd; Statco Two Ltd; Statco Three Ltd; Statco Four Ltd; Statco Five Ltd; Statco Six Ltd; Statco Seven Ltd; The Peerless Engineering Co Ltd; The Stanton (Steeplejacks) Co Ltd; 50% interest in Windy Hills Ltd; DelComm Ltd; Powergen Directors Ltd; Powergen
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Secretaries Ltd; Powergen Brasil Limitada; Csepel Holdings BV; 40% interest in
North Queensland Power Ltd; Powerconsult; Powercoal; Ergon Power Ltd; Ergon Generation (Malaysia) Sdn Bhd; Powergen Serang Ltd.; and Powergen Australia Investments Ltd.